Exhibit 99.2

Media Contacts:
Kerry-Ann Hamilton

Media@kahconsultinggroup.com
301.265.5100

Gloria Nauden
Gnauden@cityfirstbank.com
202.528.9005

Brenda Battey
BBattey@broadwayfederalbank.com
323.556.3264

Broadway Financial Corporation and CFBanc Corporation to Combine to Create the Largest Black-Led Minority Depository Institution in the U.S.

Community development finance leaders City First Bank of DC and Broadway Federal Bank in Los Angeles expand access to capital in underserved urban areas

WASHINGTON, DC and LOS ANGELES, CA (August 26, 2020) — CFBanc Corporation (“City First”) in Washington, DC and Broadway Financial Corporation (“Broadway,” Nasdaq: BYFC) in Los Angeles, CA announced today that they have entered into a transformational Merger of Equals agreement to create the largest Black-led Minority Depository Institution (MDI) in the nation with more than $1 billion in combined assets under management and approximately $850 million in total depository institution assets (as of June 30, 2020). Combining the two institutions will increase their collective commercial lending capacity for investments in multifamily affordable housing, small businesses, and nonprofit development in financially underserved urban areas, while creating a national platform for impact investors.

City First Bank of D.C., National Association (“City First Bank,” a City First subsidiary) and Broadway Federal Bank, f.s.b. (“Broadway Federal Bank,” a Broadway subsidiary) each hold a strong financial position as Community Development Financial Institutions (CDFI), and have a longstanding history of advancing economic and social equity through the provision of capital in low- to moderate-income communities. The combined institution will maintain its CDFI status, requiring it to deploy at least 60% of its lending into low- to moderate-income communities. CDFIs help to close funding gaps, create jobs, expand critical social services and spur equitable economic development with a mission to strengthen the overall well-being of vulnerable communities. Since the beginning of 2015, City First Bank and Broadway Federal Bank have collectively deployed over $1.1 billion combined in loans and investments in their communities (as of June 30, 2020).

“Given the compounding factors of a global pandemic, unprecedented unemployment and social unrest resulting from centuries of inequities, the work of CDFIs has never been more urgent and necessary,” said Brian E. Argrett, President and CEO of City First Bank and the Vice Chair and CEO of the new combined institution. “As part of this historic merger, we are demonstrating that thriving urban neighborhoods are viable markets that require a dedicated focus, long-term commitment and critical access to capital.”

The combined nine-member board will be composed of five directors from City First and four from Broadway. Broadway’s president and CEO Wayne-Kent A. Bradshaw will lead the board of the combined institution as its chair. City First board chair Marie C. Johns will serve as the institution’s lead independent director.

“The new combined institution will strengthen our position and will help drive both sustainable economic growth and societal returns,” said Mr. Bradshaw. “We envision building stronger profitability and creating a multiplier effect of capital availability for our customers and for the communities we serve.”

The new institution will maintain bi-coastal headquarters and will continue to serve and expand in the banks’ current geographic areas, with a desire to scale to other high-potential urban markets. As a national bank, the combined entity intends to continue to operate under the supervision of the Office of the Comptroller of the Currency (OCC) and to be listed on the Nasdaq Capital Market. As a Community Development Financial Institution (CDFI), a Minority Depository Institution (MDI), a Benefit Corporation and a member of the Global Alliance of Banking on Values, the new institution intends to continue to firmly anchor its work, results and values in the rapidly expanding field of social finance and accretive stakeholder benefits.

Under the terms of the merger agreement, which was unanimously approved by the boards of directors of both City First and Broadway, City First will merge with and into Broadway, with Broadway as the surviving corporation. Broadway Federal Bank, the wholly owned subsidiary of Broadway, will merge with and into City First Bank, the wholly owned subsidiary of City First, with City First Bank as the surviving bank. At the closing of the merger, City First common shareholders will receive 13.626 shares of Broadway common stock for each share of City First common stock they own, resulting in Broadway stockholders owning 52.5% and City First shareholders owning 47.5% of the combined institution.

The merger is expected to close in the first quarter of 2021, subject to satisfaction of customary closing conditions, including receipt of necessary regulatory approvals and approval by the shareholders of each company.

Raymond James & Associates, Inc. is acting as financial advisor, and has rendered a fairness opinion to the board of directors of City First. Covington & Burling LLP is serving as legal counsel to City First. Keefe, Bruyette & Woods, A Stifel Company, is acting as financial advisor, and has rendered a fairness opinion to the board of directors of Broadway. Arnold & Porter Kaye Scholer LLP is serving as legal counsel to Broadway.

About CFBanc Corporation

City First conducts its operations through its wholly owned subsidiary, City First Bank. Founded over 25 years ago in direct response to systemic disinvestment in our communities, City First has been an innovator and a financial first responder for equitable economic development in Washington, DC. Together with our affiliates, City First has since invested over $1.3 billion as of June 30, 2020 with a vision to advance economic equity and social justice, impacting families and communities today and for generations to come. City First is part of a dedicated network of CDFIs and certified BCorps, and is a member of the Global Alliance of Banking on Values, entities whose values are aligned with sustainable solutions, healthier families and more prosperous communities for our collective well-being. For more information, please visit www.cityfirstbank.com | www.cfenterprises.org

About Broadway Financial Corporation

Broadway conducts its operations through its wholly owned subsidiary, Broadway Federal Bank, which is the leading community-oriented savings bank in Southern California serving low-to-moderate-income communities. Broadway Federal Bank offers a variety of residential and commercial real estate loan products for consumers, businesses and nonprofit organizations, other loan products and a variety of deposit products, including checking, savings and money market accounts, certificates of deposits and retirement accounts. Broadway Federal Bank operates three full-service branches, two in the city of Los Angeles, and one located in the nearby city of Inglewood, California. For more information, please visit www.broadwayfederalbank.com.

###

Shareholders, analysts and others seeking information about Broadway are invited to write to: Broadway Financial Corporation, Investor Relations, 5055 Wilshire Blvd., Suite 500, Los Angeles, CA 90036, or visit our website at www.broadwayfederalbank.com.

Additional Information and Where to Find it

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination (the “proposed transaction”) between Broadway and City First. In connection with the proposed transaction, Broadway intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”) that will include a joint proxy statement of Broadway and City First and a prospectus of Broadway (the “Joint Proxy/Prospectus”). Broadway also plans to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any definitive Joint Proxy/Prospectus (if and when available) will be mailed or otherwise provided to stockholders of Broadway and City First. INVESTORS AND SECURITY HOLDERS OF BROADWAY AND CITY FIRST ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Broadway and City First, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Broadway will also be available free of charge on Broadway’s website at https://www.broadwayfederalbank.com/financial-highlights. Copies of the Registration Statement and the Joint Proxy/Prospectus can also be obtained, when it becomes available, free of charge by directing a request to Broadway Financial Corporation, 5055 Wilshire Boulevard Suite 500 Los Angeles, California 90036, Attention: Investor Relations, Telephone: 323-556-3264, or by email to investor.relations@broadwayfederalbank.com, or to CFBanc Corporation, 1432 U Street, NW DC 20009, Attention: Audrey Phillips, Corporate Secretary, Telephone: 202-243-7141.

Certain Information Concerning Participants

Broadway, City First and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Broadway is set forth in Broadway’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on May 20, 2020. Information regarding all of the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. These documents, when available, can be obtained free of charge from the sources indicated above. Investors should read the Joint Proxy/Prospectus carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement Regarding Forward-Looking Information

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements; however the absence of these words does not mean the statements are not forward-looking. Forward-looking statements in this communication include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this communication. Such risk factors include, among others: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any decline in global economic conditions or the stability of credit and financial markets; the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that stockholders of Broadway or of City First may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all or failure to close the proposed transaction for any other reason, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Broadway Common Stock, the risk relating to the potential dilutive effect of shares of Company Common Stock to be issued in the proposed transaction, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk of possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Broadway and City First to retain customers and retain and hire key personnel and maintain relationships with their customers and on their operating results and businesses generally, the risk the pending proposed transaction could distract management of both entities and that they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, or that the entities may not be able to successfully integrate the businesses, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Broadway’s control. Additional factors that could cause results to differ materially from those described above can be found in Broadway’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or other filings, which have been filed with the SEC and are available on Broadway’s website at https://www.broadwayfederalbank.com/financial-highlights and on the SEC’s website at http://www.sec.gov.

Actual results may differ materially from those contained in the forward-looking statements in this communication. Forward-looking statements speak only as of the date they are made and Broadway undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this communication. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication.

###